SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

             Date of Report (Date of earliest event reported):
                             February 4, 1997

                       WANDERLUST INTERACTIVE, INC.
          (Exact name of registrant as specified in its charter)

                                 DELAWARE
              (State or other jurisdiction of incorporation)

    0-27828                                      13-3779546
--------------------                      -----------------------
(Commission File No.)                     (IRS Employer I.D. No.)


462 Broadway
New York, New York                                    10013
---------------------------------------             ------------
(Address of principal executive offices)            (Postal Code)

Registrant's telephone number, including area code (212) 965-6700






                        Exhibit Index is on Page 4

Item 2.   Acquisition or Disposition of Assets.

     On February 4, 1997, the Registrant acquired all of the outstanding shares of stock of Western Technologies, Inc. ("Western") from Jay Smith III, pursuant to an acquisition agreement dated as of December 30, 1996. The consideration for the acquisition was 800,000 shares of the Registrant's Common Stock. The purchase price was based on an evaluation of the assets and liabilities of Western. Mr. Smith will continue as President of Western.

     Western is a developer, manufacturer and marketer of video games and interactive toys. Western will continue to develop these games and toys.

Item 7.   Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          The financial statements of the acquired business shall be filed on or before April 18, 1997.

     (c)  Exhibits

          1. Acquisition Agreement among the Registrant, Western and Jay Smith III d/b/a Smith Engineering dated as of December
30, 1996.

          2. License Agreement between Western and Mr. Smith dated February 4, 1997.

          3.  Employment Agreement between Western and Jay Smith
III.

                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   WANDERLUST INTERACTIVE, INC.

                                    By: s/ Catherine Winchester
                                        ----------------------
                                        Catherine Winchester,
                                          President

February 18, 1997

                                   Exhibit Index

     1.  Acquisition Agreement among the Registrant, Western and
Jay Smith III d/b/a Smith Engineering dated as of December 30,
1996.

     2.  License Agreement between Western and Mr. Smith dated
February 4, 1997.

     3.  Employment Agreement between Western and Jay Smith  III.

Exhibit 1
                           ACQUISITION AGREEMENT

          This ACQUISITION AGREEMENT, dated as of December 30, 1996, by and among WANDERLUST INTERACTIVE, INC., a Delaware corporation whose principal place of business is 462 Broadway, New York, NY 10013 ("Wanderlust"), JAY SMITH III, an individual whose principal place of business is 5301 Beethoven Street, Los Angeles, CA 90066, including Smith d/b/a Smith Engineering, a sole proprietorship) ("Smith") and Western Technologies, Inc., a California corporation whose principal place of business is 5301 Beethoven Street, Los Angeles, CA 90066 ("Western" or "Acquired Entity").

          WHEREAS, Smith is the owner of all of the outstanding shares of stock of Western; and

          WHEREAS Smith desires to sell to Wanderlust and Wanderlust desires to acquire from Smith: (i) all of the outstanding shares of stock of Western (the "Western Stock") and
(ii) all of the assets of Smith Engineering (other than those exclusively assigned to Western pursuant to the License Agreement, defined below and those excluded pursuant to Schedule 2.13A hereof (the "Smith Assets;" the Western Stock and the Smith Assets are collectively referred to herein as the "Acquired Stock");

          NOW THEREFORE in consideration of the promises and mutual agreements herein contained, the parties agree as follows:

          1.   Purchase and Sale of Acquired Stock; Price;
Delivery; Closing.

               1.1  Purchase and Sale of the Acquired Stock.
On the Closing Date (as defined in Paragraph 1.4 below), Smith shall sell the Acquired Stock and Wanderlust shall purchase the Acquired Stock for the Purchase Price set forth in Paragraph 1.2.

               1.2  Purchase Price and Payment for the Acquired
Stock. Wanderlust shall pay Smith the Purchase Price as follows:

               (a)  Guaranteed Purchase Price.  At the Closing,
Wanderlust shall issue Smith 800,000 shares of Common Stock of Wanderlust (the "Guaranteed Shares");

               (b) Contingent Purchase Price. Wanderlust shall issue Smith additional shares of Common Stock of Wanderlust if any or all of the conditions set forth in Schedule 1.2(b) attached hereto and made a part hereof are met. The aggregate issuance of such additional shares shall not exceed 600,000 shares.

               1.3 Transfer Stamps. All transfer stamps and/or documentary stamps shall be affixed to the Acquired Stock with the cost of such stamps, if any, borne by Smith.

               1.4  Closing.  The closing of the sale and
purchase of the Acquired Stock (the "Closing") shall take place at the offices of Clark & Trevithick, at 9:00 am P.S.T., on January 28, 1997 or at such other time, place or date as the parties hereto may agree (the "Closing Date").

               1.5 Transfer of Acquired Stock and Payment of Purchase Price at Closing. At the Closing, subject to the terms of this Agreement, the following transactions shall occur, and each such transaction shall be deemed to occur simultaneously with the other transactions:

               (a) Acquired Stock Certificates. Smith shall deliver certificates to Wanderlust representing the Western
Stock, duly endorsed in blank, with any required stock transfer and other documentary stamps affixed;

               (b)  Bills of Sale.  Smith shall deliver
Assignments and Bills of Sale necessary to convey the Smith
Assets to Wanderlust, in form and substance satisfactory to Wanderlust.

               (c)  Delivery of Guaranteed Shares to Smith.
Wanderlust shall deliver or instruct Wanderlust's transfer agent to deliver to Smith certificates representing 800,000 shares of Common Stock of Wanderlust, registered in the name of Smith or as otherwise directed by Smith.

               (d) Opinions of Counsel. Smith shall cause to be delivered to Wanderlust the opinion of Clark & Trevithick, counsel to Smith and Western, in accordance with the provisions of Section 9.1 hereof;

               (e) Employment Agreement. Smith shall execute and deliver to Wanderlust an employment agreement between Western and Smith (the "Smith Employment Agreement"), in the form attached hereto as Exhibit 1.5(e);

               (f)  License Agreement.   Smith shall have entered
into a license agreement for the benefit of Western in the form attached hereto as Exhibit 1.5(f).

          2. Representations, Warranties and Covenants of Smith and the Acquired Entity. Smith and the Acquired Entity each hereby represent, warrant and covenant to Wanderlust as follows:

               2.1  Organization and Standing; Articles and
Bylaws. The Acquired Entity is a corporation duly organized and validly existing under the laws of its state of incorporation and is in good standing under such laws. The Acquired Entity has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Acquired Entity is qualified or licensed as a foreign corporation in all jurisdictions where the nature of its activities or of its properties owned or leased makes such qualification or licensing necessary at this time.
The Acquired Entity has furnished Wanderlust with copies of its Articles of Incorporation and Bylaws. Said copies are true, correct and complete and contain all amendments through the date of this Agreement.

               2.2 Corporate Power. The Acquired Entity and/or Smith has, and will have at the Closing, all requisite legal and corporate power to enter into this Agreement, to sell the Acquired Stock sold by Smith hereunder, and to carry out and perform its or his obligations under the terms of this Agreement.

               2.3 Subsidiaries. The Acquired Entity has no subsidiaries except as set forth on Schedule 2.3 attached hereto. The Acquired Entity does not own, directly or indirectly, shares of stock or other interests in any other corporation, association, joint venture, or business organization except set forth on Schedule 2.3 attached hereto.

               2.4 Capitalization. The Acquired Entity has the authorized number of shares of Common Stock as set forth on
Schedule 2.4. All of the issued and outstanding shares of the Acquired Entity have been duly authorized and validly issued, and are fully paid and non-assessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. There are no outstanding options or other commitments to issue shares of the Acquired Entity except as set forth on Schedule 2.4 attached hereto, which options or other commitments have been cancelled or exercised in accordance with the agreements attached hereto as Schedule 2.4.

               2.5  Authorization.

               (a)  All corporate action on the part of the
Acquired Entity, its officers, directors and stockholders necessary for the performance by the Acquired Entity of its obligations hereunder, has been taken prior to the execution of this Agreement. This Agreement is a legal, valid, and binding obligation of Smith and the Acquired Entity, enforceable against them in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws of general application affecting enforcement of creditor's rights, and affecting the availability of equitable remedies.

               (b)  The Acquired Stock sold by Smith under this
Agreement, when sold to Wanderlust in compliance with the provisions of this Agreement, will be validly issued, fully-paid and nonassessable, and will be free of any liens or encumbrances.

               (c) No shareholder of the Acquired Entity has any right of first refusal or any preemptive rights in connection with the issuance of the Acquired Stock.

               2.6 Financial Statements. Each of the Acquired Entity's and Smith's financial statements for the presented periods (collectively the "Financial Statements") are attached hereto as Schedule 2.6, are true and correct, have been prepared in accordance with generally accepted accounting principles consistently applied (except as disclosed therein), and fairly present the financial condition of Smith or the Acquired Entity and results of the operations of Smith or the Acquired Entity as of the date thereof.

               2.7 Changes in Financial Condition. Except as set forth in Schedule 2.7 attached hereto, since September 30, 1996: (a) neither Smith nor the Acquired Entity has entered into any transaction, including, but not limited to, incurring any obligation, granting or releasing any lien, transferring or otherwise disposing of any assets, compromise any debt, release any rights of value, granted any concessions, which was not in the ordinary course of business; (b) there has been no material adverse change in the condition (financial or otherwise), business, property, assets, or liabilities of Smith, or the Acquired Entity; (c) there has been no damage to, destruction of, or loss of physical property (whether or not covered by insurance) materially adversely affecting the business or operations of Smith or the Acquired Entity; (d) the Acquired Entity has not declared or paid any dividend or made any distribution on its shares; (e) the Acquired Entity has not materially increased the compensation of any employee, or the rate of pay of employees as a group; (f) neither Smith nor the Acquired Entity has received notice that there has been a loss of any major customer of Smith or the Acquired Entity, nor any material order cancellation; (g) there has been no resignation or termination of employment of any senior or key officer or employee of the Acquired Entity, and neither Smith nor the Acquired Entity (including, without limitation, the members of Western's board of directors and its executive officers as of the date of this Agreement) knows of an impending resignation or termination of employment of any officer or employee of the Acquired Entity or Smith that if consummated could have a materially adverse effect on the business of the Acquired Entity or Smith; (h) there has been no labor dispute involving Smith or the Acquired Entity or its employees and none is pending or, to the best knowledge of Smith or the Acquired Entity (including, without limitation, the members of Western's board of directors and its executive officer as of the date of this Agreement), threatened; (i) neither Smith nor any of the officers or employees of the Acquired Entity have lent Smith or the Acquired Entity any funds; and (j) to the best of their knowledge, there has been no other event or condition of any character pertaining to and materially adversely affecting the assets or business of the Acquired Entity or Smith.

               2.8 Material Contracts and Commitments. Except as set forth on Schedule 2.8, all of the material contracts, commitments, agreements and instruments to which Smith or the Acquired Entity is a party are legal, valid, binding, and in full force and effect in all material respects and enforceable by Smith or the Acquired Entity in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws of general application affecting enforcement of creditor's rights, and except as limited by application of legal principles affecting the availability of equitable remedies. Neither Smith nor the Acquired Entity is in default under any of such contracts.

              2.9  Compliance with Other Instruments, etc.
The Acquired Entity is not in violation of any term of its Articles of Incorporation or Bylaws, or neither the Acquired Entity nor Smith is in violation in any respect of any mortgage, indenture, contract, agreement, instrument, or any judgement, decree, order, statute, rule, or regulation applicable to it or him. The execution, delivery, and performance by Smith of this Agreement, and the issuance and sale of the Acquired Stock, pursuant hereto, will not result in any such violation or be in conflict with or constitute a default under any such term, or cause the acceleration or maturity of any loan or material obligation to which the Acquired Entity or Smith is a party or by which Smith or the Acquired Entity is bound or with respect to which Smith or the Acquired Entity is an obligor or guarantor, or result in the creation or imposition or any material lien, claim, charge, restriction, equity, or encumbrance of any kind whatsoever upon, or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to any of the properties, assets, business, or agreements of the Acquired Entity. No such term or condition materially adversely affects or in the future (so far as can reasonably be foreseen by Smith or the Acquired Entity, including, without limitation, the members of its board of directors and its executive officers, as of the date of this Agreement) may materially adversely affect the business, property, prospects, condition, affairs, or operations of Smith or the Acquired Entity.

               2.10 Litigation, etc.  Except as set forth on
Schedule 2.10, there are no actions, proceedings or investigations pending or threatened against either Smith or the Acquired Entity in any way relating to the Acquired Entity or Smith, to the best of the knowledge of Smith and the Acquired Entity (including, without limitation, the members of the board of directors of the Acquired Entity and its executive officers as of the date of this Agreement), any basis therefor or threat thereof, which, either individually or in the aggregate, could result in any adverse change in the business, prospects, conditions, affairs, or operations of the Acquired Entity or Smith or in any of its or his properties or assets, or in any impairment of the right or ability of the Acquired Entity, or Smith to carry on its or his business as proposed to be conducted, or in any material liability on the part of the Acquired Entity or Smith, or which could affect the validity of this Agreement or any action taken or to be taken in connection herewith.

               2.11 Governmental Consent, etc. Except as set forth on Schedule 2.11, no consent, approval or authorization of, or designation, declaration or filing with, any governmental unit or any other entity is required on the part of Smith or the Acquired Entity in connection with the valid execution and delivery of this Agreement, or the offer, sale, or issuance of the Acquired Stock pursuant hereto or by this Agreement or necessary or appropriate for consummation of transactions contemplated.

               2.12 Offering. The offer, sale and issuance of the Acquired Stock in conformity with the terms of this Agreement will not violate the Securities Act of 1933 or the securities laws or "Blue Sky" laws of California.

               2.13 List of Properties and Assets. Schedule 2.13 attached hereto is a complete and correct list setting forth the following information:

               (i)  all real property owned of record or
beneficially by the Acquired Entity and all leases of real property to which the Acquired Entity is a party, with a brief description of the property and any buildings or structures located thereon and, in the case of each lease, the rental terms (including rents, termination dates and renewal conditions);

               (ii) all licenses, leases and other rights to personal property to which the Acquired Entity or Smith (including Smith d/b/a as Smith Engineering) is a party, with a brief description of the property which each such license, lease or other right relates and the rental or other applicable usage terms (including rents, termination dates and renewal conditions), other than leases with respect to office equipment, fixtures and other incidental personal property none of which involves payments in excess of $5,000 per annum and all of which in the aggregate do not involve payments in excess of $25,000 per annum;

               (iii) all personal property owned of record or beneficially by the Acquired Entity or Smith (including Smith d/b/a as Smith Engineering) other than office equipment, fixtures and other incidental personal property having an aggregate value not in excess of $50,000. Schedule 2.13A sets forth certain assets of Smith which will not be transferred;

               (iv)(A) all patents, trademarks and trade names, trademark and trade name registrations, servicemark, brandmark and brand name registrations, copyrights and copyright registrations, unexpired as of the date hereof, all applications pending on said date for patents, for trademark or trade name registrations, for servicemark, brandmark or brand name registrations or for copyright registrations, and all other proprietary or trade rights, used and/or owned in whole or in part as noted thereon on said date by the Acquired Entity or Smith (including Smith d/b/a Smith Engineering), and (B) all licenses granted by or to the Acquired Entity or Smith (including Smith d/b/a Smith Engineering) and all other agreements to which the Acquired Entity or Smith (including Smith d/b/a Smith Engineering) is a party which relate in whole or in part to any items of the categories mentioned in (A) next above or to other proprietary rights, whether owned by the Acquired Entity or Smith (including Smith d/b/a Smith Engineering) or otherwise;

               (v) all policies of insurance in force (with a notation as to the status of premiums paid or payable thereon) insuring the properties, buildings, machinery, equipment, fixtures or other assets of the Acquired Entity or Smith (including Smith d/b/a Smith Engineering);

               (vi)  all contracts, understandings and
commitments (including, without limitation, mortgages, leases, indentures and loan agreements) to which the Acquired Entity or Smith (including Smith d/b/a Smith Engineering) is a party, or to which they or any of their assets or properties is subject, except contracts or commitments involving the payment by or to the Acquired Entity or Smith (including Smith d/b/a Smith Engineering) of less than $10,000 with respect to any one contract or commitment or $50,000 with respect to any related group of contracts or commitments;

               (vii) all oral and written collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans or other incentive compensation plans, deferred compensation agreements, employee pension plans or retirement plans, severance pay arrangements, employee profit sharing plans, employee stock purchase and stock option plans, group life insurance, hospitalization insurance or other plans or arrangements providing for benefits for employees of the Acquired Entity or Smith (including Smith d/b/a Smith Engineering) (indicating, with respect to each of the persons named pursuant to Section 2.21 below, the amount received in the fiscal year ended June 30, 1996 under each such agreement, plan or arrangement);

               (viii) the name of each bank or other financial institution from which loans, lines of credit or other credit commitments to the Acquired Entity or Smith (including Smith d/b/a Smith Engineering) are outstanding, the amount of each such loan or commitment and the principal terms thereof;

              (ix) all arrangements respecting loans to, or guarantees of loans to, employees of the Acquired Entity or Smith (including Smith d/b/a Smith Engineering) made by or to the Acquired Entity or Smith (including Smith d/b/a Smith Engineering).
          True and complete copies of all documents and true and complete written summaries of all oral agreements referred to in such list have been delivered to Wanderlust and its counsel.

               2.14 Books and Records. The books and records of the Acquired Entity and Smith (including Smith d/b/a Smith Engineering) are in all respects complete and correct, have been maintained in accordance with good business practices and accurately reflect the basis for the financial condition and results of operations of the Acquired Entity and Smith (including Smith d/b/a Smith Engineering) set forth in the Financial Statements referred to in Section 2.6 hereof.

               2.15 Patents, Trademarks, etc. To the best knowledge of the Acquired Entity and Smith (including Smith d/b/a Smith Engineering) after due inquiry, the Acquired Entity owns, or is licensed to use, all patents, trade names, trademarks, copyrights, technology, know-how and processes now used by it in connection with its business, including those heretofore owned by Smith (including Smith d/b/a/ Smith Engineering). The Acquired Entity has protected by way of service mark or trade name or application or registration therefor, trademark, trademark registration or application, copyright, copyright registration or application, patent, patent application or registration or otherwise, to the fullest extent permitted by law, the names or designs set forth in Schedule 2.13 hereto and no other service marks or trade names or applications or registrations therefor, trademarks, trademark registrations or applications, patents or patent applications or registrations are necessary for the conduct of the business of the Acquired Entity or Smith (including Smith d/b/a Smith Engineering) as now conducted. All service marks and trade names and application and registrations therefor, trademarks, trademark registrations and applications, copyrights, copyright registrations and applications, patents and patent registrations and applications listed in Schedule 2.13 are in good standing, are valid and enforceable, are free from any security interest, lien or encumbrance, or any default on the part of the Acquired Entity or Smith (including Smith d/b/a Smith Engineering) and, except as disclosed in Schedule 2.15 hereto, have not been and are not now challenged in any way or involved in any pending or threatened infringement proceeding. Neither the Acquired Entity nor Smith (including Smith d/b/a Smith Engineering) is a licensor in respect of any service mark or trade name or registration or application therefor, trademark, trademark registration or application, copyright, copyright registration or application, patent or patent registration or application. To the best knowledge of the Acquired Entity or Smith (including Smith d/b/a Smith Engineering), neither the Acquired Entity nor Smith (including Smith d/b/a Smith Engineering) is in violation of any service mark or trade name or registration or application therefor, trademark, trademark registration or application, copyright, copyright registration or application, patent or patent registration or application of any other person. None of the rights of the Acquired Entity or Smith (including Smith d/b/a Smith Engineering) to any such patents, trademarks, trade names, copyrights, designs and any licenses relating thereto will be impaired in any way by the transactions contemplated by this Agreement.

               2.16 Accounts Receivable and Accounts Payable.
The accounts receivable of the Acquired Entity as reflected on the Financial Statements and on Schedule 2.16 and all accounts receivable arising thereafter and prior to the date hereof arose from bona fide transactions in the ordinary course of business and are current and to the best knowledge of Smith and the Acquired Entity after due inquiry, fully collectible, less the applicable allowance for doubtful accounts and subject to year-end adjustments consistent with practices in prior years. No counterclaims or offsetting claims with respect to such accounts receivable are pending or, to the best knowledge of Smith or the Acquired Entity, are threatened. The accounts payable reflected on any Financial Statements and on Schedule 2.16 and all accounts payable arising thereafter and prior to the date hereof arose from bona fide transactions in the ordinary course of business and have been paid or are not yet due and payable.

               2.17 Transactions with Management. The Acquired Entity is not now, nor during the period since April 1993 has been, a party to any contract, lease or commitment with any officer, director or stockholder of the Acquired Entity, nor any "associate" of any such officers, directors or stockholders (as the term "associate" is defined in Rule 405 of the Rules and Regulations promulgated under the Securities Act of 1933) nor are there now, or since April 1993 have there been, any loans outstanding to any of such persons from the Acquired Entity, except as disclosed in Schedule 2.17. In no event shall any such loans be in excess of $130,000 at the Closing, provide for the payment of more than $40,000 at the Closing, or mature prior to five years from the Closing Date.

               2.18 Disclosure. All facts material to the financial condition, assets, business and prospects of the Acquired Entity or Smith (including Smith d/b/a Smith Engineering) have been disclosed (or with respect to facts arising hereafter will be promptly disclosed prior to the Closing
Date) to Wanderlust in writing. No representation or warranty contained in this Agreement, and no statement, certificate, schedule, list or other information furnished by or on behalf of the Acquired Entity or Smith (including Smith d/b/a Smith Engineering) to Wanderlust in connection with this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

               2.19 Title to and Condition of Properties. Except as set forth on Schedule 2.19, the Acquired Entity has good and marketable title to all of its tangible and intangible property and assets, including those reflected in the Financial Statements specifically including, but not limited to, software programs (except as such assets have been sold or otherwise disposed of in the ordinary course of business), and such property and assets are subject to no mortgage or security interest, conditional sales contract, charge, lien or encumbrance (except for the lien of current taxes not yet due and payable and such imperfections of title, easements and encumbrances, if any, as are not substantial in character, amount, or extent and do not detract from the value of, or interfere with the present use of the properties subject thereto or affected thereby, or otherwise impair the business operations of the Acquired Entity), and the Acquired Entity has not sold or disposed of any of its property and assets or obligated itself to do so except in the ordinary course of business. Except for such minor defects as are not substantial in character and which do not have a materially adverse effect upon the validity thereof, all material real and personal property leases to which the Acquired Entity is a party, are in good standing, valid and effective, and there is not under any such lease any existing default or event which with notice of lapse of time or both would constitute a default and in respect of which the Acquired Entity has not taken reasonable steps to prevent such a default from occurring, except as set forth on
Schedule 2.19.

               2.20 Taxes. Except as set forth on Schedule 2.20, each of Smith and the Acquired Entity has timely filed all tax returns that are required to have been filed by them prior to the date of this Agreement with appropriate federal, state, country, and local governmental agencies or instrumentalities, and each of said returns correctly reflects the Acquired Entity's and Smith's income and its or his tax liability required to be shown therein. Smith and the Acquired Entity each has paid or established reserves for all income, franchise, and other taxes due by it as reflected on said returns. The provisions for taxes due by the Acquired Entity as shown in the Financial Statements are sufficient for the payment in full of all unpaid federal, state, county, and local taxes in respect of their business and operations for the periods then ended and all prior periods. There is no pending dispute with any taxing authority relating to any of said returns which if determined adversely to the taxpayer corporation would result in the assertion by any taxing authority of any valid deficiency in a material amount for taxes. No federal income tax return of the Acquired Entity has been audited nor are there any pending or threatened audits of such returns.

               2.21 Employees of Smith or Western. Schedule 2.21 contains a true and correct statement of the names, dates of hire, accrued vacation and sick time and current rates of compensation of each employee (whether in the form of salary, bonuses, commissions or other supplemental compensation now or hereafter payable) of Smith and the Acquired Entity. Wanderlust shall have the right to inspect Smith's and the Acquired Entity's personnel and payroll files for all such employees on or prior to the Closing Date, at reasonable times and upon reasonable notice. Neither the Acquired Entity nor Smith has any pension, profit-sharing, option, or other incentive or employee benefit plan (including obligations to or customary arrangements with employees for incentive compensation, allowances, vacation, severance pay or other benefits) except as listed in Schedule
2.21. To the knowledge of Smith and the Acquired Entity, as of the date hereof, (i) all obligations of the Acquired Entity pursuant to the pension plan, if any, were fully funded as to past service benefits under such pension plan, (ii) all accrued payments thereunder had been paid or reserved for, (iii) the pension plan did not have an accumulated funding deficiency, and
(iv) no material liability to the Pension Benefit Guaranty Corporation had been incurred with respect to the pension plan.

               2.22  Bank Accounts and Powers of Attorney.
Schedule 2.22 sets forth a true and complete list of:

               (a)  The name of each bank in which the Acquired
Entity and/or Smith (including Smith d/b/a/ Smith Engineering) have accounts or safe deposit boxes and the names of all persons authorized to draw thereon or have access thereto; and

               (b) Each power of attorney granted by Smith and the Acquired Entity, identifying the nature of the power and the holder or holders thereof.

               2.23  Customers.   Smith and the Acquired Entity
have prepared and have in their possession a list of their customers, and the amounts due by such customers to Smith or the Acquired Entity, which list is substantially true and correct and attached hereto as Schedule 2.23.

               2.24 Brokers. Other than Joe Abrams who is entitled to a fee of up to one percent of the Purchase Price from Wanderlust, and Commercial Scientific, which may be entitled to a commission from Smith, there is no finder, broker, agent, financial advisor or other intermediary who has acted on behalf of Smith or the Acquired Entity in connection with this Agreement or the negotiation or consummation of the Agreement or the transactions contemplated hereby who is entitled to any compensation by Wanderlust.

               2.25 Covenant Not to Compete. Smith covenants and agrees that for five years following the Closing Date (except as may be provided in the Employment Agreement delivered pursuant to
Section 1.5(e)), Smith will not directly or indirectly:

               (i) become a stockholder, partner, employee, associate, owner, agent, creditor, independent contractor, coventurer of or otherwise be interested in or associated with any corporation, firm or business engaged in the same or any similar business competitive with the business now or at any time during such period engaged in by the Acquired Entity in any geographical area in which the Acquired Entity, or any affiliate of the Acquired Entity, now is or may during such period be engaged; or

               (ii) solicit, cause or authorize, directly or indirectly, to be solicited, for or on behalf of himself or third parties, from parties who were within two years prior thereto, or then are, customers of Smith or the Acquired Entity or its subsidiaries, any business similar to the business transacted by him or it with such customer; or

               (iii) accept or cause or authorize, directly or indirectly, to be accepted, for or on behalf of himself or third parties, any such business from any such customer; or

               (iv) solicit or cause or authorize, directly or indirectly, to be solicited for employment for or on behalf of himself or third parties, any persons who were within two years prior thereto employees of the Acquired Entity or its subsidiaries.

               (b) Wanderlust shall be entitled, in addition to any other right or remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security, enjoining or restraining Smith and third parties, as aforesaid, from any violation or threatened violation of this Section 2.24. If any of the restrictions contained herein shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration geographical scope thereof, or other provisions hereof and, in its reduced form, this Section 2.25 shall be enforceable in the manner contemplated hereby. It is expressly acknowledged that this covenant is given as part of the consideration for the acquisition of the Acquired Entity by Wanderlust contemplated by this Agreement.

               2.26 Conduct of the Business of Smith and the Acquired Entity Prior to the Closing Date. Smith and the
Acquired Entity agree that at all times after the date hereof and prior to the Closing Date, except as otherwise consented to in writing by Wanderlust:

               (a) the business of Smith and the Acquired Entity shall be conducted only in the ordinary and usual course;

               (b)  shall not (i) amend the Certificates of
Incorporation or By-laws of the Acquired Entity; (ii) change the number of authorized or issued shares of the Acquired Entity; or
(iii) declare, set aside or pay any dividend or other distribution or payment in cash, stock or property.

               (c)  neither Smith nor the Acquired Entity shall
(i) issue, grant, sell or pledge or agree or propose to issue, grant, sell or pledge any shares of, the capital stock of the Acquired Entity; (ii) acquire any assets, other than in the ordinary course of business; (iii) dispose of, encumber or mortgage any assets or properties; (iv) incur any indebtedness for borrowed money, discharge or satisfy any lien or encumbrance or pay any obligation or liability (fixed or contingent), or enter into any other material transaction, other than in the ordinary course of business; (v) waive, release, grant or transfer any rights of value or modify or change in any material respect any existing license, lease, contract or other document; or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

               (d) Smith shall use his best efforts to preserve intact the business organization of the Acquired Entity, to keep available the services of its present officers and key employees, and to preserve the good will of those having business relationships with him and the Acquired Entity.

               (e)  neither Smith nor the Acquired Entity will
(i) increase the compensation payable or to become payable by them to any employee of Smith or the Acquired Entity, (ii) pay or provide for any bonus, profit sharing, stock option, pension, retirement, deferred compensation, employment or other payment plan, agreement or arrangement for the benefit of employees of Smith or the Acquired Entity except in the ordinary course of the administration of its existing employment agreements and benefit plans, all of the material terms of which heretofore have been disclosed in writing to Wanderlust, (iii) enter into any employment agreement or other contract or arrangement with respect to the performance of personal services which is not terminable without liability by them on thirty days' notice or less or which involves an annual rate of compensation (exclusive of overtime and sales commissions) in excess of $20,000, or (iv) make any loan to, or enter into any other transaction with, any officer, director or stockholder of the Acquired Entity;

               (f) the properties of Smith and the Acquired Entity shall be maintained in customary repair, order and condition, reasonable wear and use excepted, and insurance on such properties and with respect to the conduct of the businesses of Smith and the Acquired Entity shall be maintained in such amounts and of such kinds comparable to the insurance in effect on the date hereof.

          3.   Representations, Warranties and Covenants of
Wanderlust. Wanderlust hereby represents, warrants and covenants to Smith as follows:

               3.1  Organization and Good Standing of Wanderlust.
Wanderlust is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               3.2  Authority of Wanderlust.   Wanderlust has the
full corporate authority to enter into this Agreement and carry out the terms of this Agreement. Neither the execution nor delivery of this Agreement by Wanderlust, nor performance hereunder will result in a violation or breach of any term or provision nor constitute a default under any indenture, mortgage, deed of trust or other contract or agreement to which Wanderlust is a party. Except as provided herein, in a schedule attached hereto, A.S. Goldmen & Co., Inc., or previously obtained by Wanderlust, no consent of any party to any such agreement or instrument is required for the execution, delivery or performance of this Agreement, and the consummation of the transactions contemplated hereby will not result in a breach of, or give rise to a right of cancellation of, any such agreement or instrument.

               3.3 Material Misstatements or Omissions. No representations or warranties by Wanderlust in this Agreement, nor any document, statement, certificate or schedule furnished or to be furnished Smith pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statement of facts contained herein or therein nor misleading.

               3.4 Brokerage and Finder's Fees. Other than Joe Abrams for which it is responsible for a fee of up to 1% of the Purchase Price, Wanderlust has not employed any broker, finder or agent, nor has Wanderlust become in any way obligated for finder's, broker's, agent's or similar fee with respect to the transactions referred to herein.

               3.5  Information Correct and Complete.  All
information contained in the representations and warranties made in this Paragraph 3 by Wanderlust is correct and complete and will be correct and complete on the Closing Date.

               3.6 Address. The address given for Wanderlust in Paragraph 13 is its true and correct primary place of business, and it has no present intention of moving to any other state or jurisdiction.

               3.7 Opportunity to Seek Information. Wanderlust has been given the opportunity to ask questions of, and receive answers from, Smith and the management of the Acquired Entity regarding the terms and conditions of this Agreement, and the transactions contemplated hereby, as well as the affairs of the Acquired Entity and related matters.

               3.8 Capitalization. Wanderlust has the authority to issue 10,000,000 shares of Common Stock and 100,000 shares of Series Preferred Stock. There are currently issued and outstanding 3,763,719 shares of Common Stock. All of the issued and outstanding shares of Wanderlust have been duly authorized and validly issued, and are fully paid and non-assessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. A Form 10-KSB Annual Report of Wanderlust for its fiscal year ended June 30, 1996 and its Form 10-QSB Quarterly Report for its calendar quarter ended September 30, 1996 have been delivered to Smith for his review.

               3.9 Wanderlust Shares Duly Authorized. The shares of Common Stock of Wanderlust issued to Smith under this Agreement, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances. No shareholder of Wanderlust has any right of first refusal or any preemptive rights in connection with the issuance of the Wanderlust Shares.

               3.10 Infusion of Capital. Wanderlust agrees to invest as debt or equity an aggregate of $500,000 into Western, including any amounts advanced to Western prior to Closing.

          4.   Survival of Representations, Warranties and
Covenants. The representations, warranties and covenants contained herein shall survive the delivery, and payment for, the Acquired Stock for 18 months from the Closing Date (except for the representations contained in Section 2.20, which shall survive indefinitely).

          5.   Indemnification.

               5.1  Indemnification by Smith.  Smith hereby
agrees to indemnify and hold harmless Wanderlust, its employees, agents and attorneys against any and all losses, claims, demands, liabilities and expenses (including reasonable legal or other expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person) to which any such indemnified party may become subject under the federal securities laws, under any other statutes, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement of a material fact made by Smith or the Acquired Entity in this Agreement, or (b) arise out of or are based upon any breach of any representation, warranty or agreement made by Smith or the Acquired Entity herein. The indemnity contained in this Section is limited to the extent that any such losses, claims, demands, liabilities and expenses exceed an aggregate amount of $10,000 up to a maximum of $2,000,000 (excluding the payment of taxes, for which Smith fully indemnifies Wanderlust). The Company shall have the right to receive 100% of the royalties under the License Agreement (instead of 75%) in order to fulfill Smith's indemnification obligation under this Section.

          5.2 Indemnification by Wanderlust. Wanderlust hereby agrees to indemnify and hold Smith harmless against any and all losses, claims, demands, liabilities and expenses (including reasonable legal or other expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person) to which any such indemnified party may become subject under the federal securities laws, under any such statutes, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement of a material fact made by Wanderlust in this Agreement or (b) arise out of or are based upon any breach of any representation, warranty or agreement made by Wanderlust herein. The indemnity contained in this Section is limited to the extent that any such losses, claims, demands, liabilities and expenses exceed an aggregate amount of $10,000 up to a maximum of $2,000,000.

          6. Fees and Expenses. Each party hereto shall pay all fees and expenses incurred by it incident to the preparation of this Agreement, carrying this Agreement into effect, and the consummation of the transaction contemplated hereby. Western agrees that its outstanding legal fees and expenses at the Closing shall not exceed $45,000 arising out of this transaction or for any other matter.

          7. Representation by Counsel. All parties to this Agreement have been represented by counsel of their own selection, which counsel participated in the drafting of this Agreement. Accordingly, no provision of this Agreement is to be construed against any party by reason that such party drafted such provision.

         8.   Registration Rights.

               8.1  Inclusion of Wanderlust Stock in Public
Offerings. If during the three year period following the date of this Agreement, Wanderlust shall register any shares of Wanderlust Common Stock in a registration statement pursuant to an underwritten public offering (a "Public Offering"), or other offering other than a Form S-8 Registration Statement, Wanderlust will give Smith at least thirty days advance written notice thereof and except as set forth in Paragraph 8.2, include in such registration statement (and any related qualification under Blue Sky laws or other compliance), all shares of Wanderlust owned by Smith and specified by him in a written request sent to Wanderlust within fifteen days after receipt of such written notice from Wanderlust. All costs of such registration shall be borne by Wanderlust.

               8.2 Underwriting. The right to register the Wanderlust Shares shall be pro rata with Catherine Winchester and Richard S. Kalin and shall be subject to a "No objection" letter of any underwriter for such registration.

               8.3 Registration Procedures. In the case of each registration, qualification, or compliance effected by Wanderlust, Wanderlust will keep Smith fully advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, Wanderlust will:

               (a) Keep such registration, qualification or compliance effective for a period of 180 days or until Smith has completed the distribution described in the registration statement relating thereto, whichever first occurs; and

               (b) Furnish such number of prospectuses and other documents incident thereto as Smith from time to time may reasonably request.

               8.4  Indemnification.  The respective
indemnification rights of Smith and Wanderlust pursuant to Paragraph 5 of this Agreement shall apply with respect to statements or omissions made by Smith or Wanderlust incident to any registration, qualification or compliance pursuant to this Paragraph 8.

               8.5 Information by Smith. In the event Smith elects that his shares of Common Stock of Wanderlust be included in any registration pursuant to this Paragraph 8, Smith shall furnish to Wanderlust such written information regarding his proposed distribution as Wanderlust may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Paragraph 8.

               8.6  Rule 144 Reporting.  In order to facilitate
Smith's potential ability to benefit from certain rules and regulations of the SEC which may permit the sale of the Wanderlust Shares to the public without registration, Wanderlust agrees to use its best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the 1933 Act, at all times; and

               (b) File with the SEC in a timely manner all reports and other documents required of the Acquired Entities under the federal securities laws;

          9.   Conditions to Obligations of the Parties.

               The obligations of Wanderlust under this Agreement are subject to the satisfaction of the following conditions at or prior to the Closing Date:

               9.1 Opinion of Counsel. Smith shall have delivered to Wanderlust the opinion of Clark & Trevithick, counsel to Smith, and the Acquired Entity, dated the Closing Date, and satisfactory to counsel for Wanderlust, to the effect that: (i) this Agreement has been duly executed by Smith and the Acquired Entity and constitutes the legal, valid and binding agreement of Smith and the Acquired Entity enforceable in accordance with its terms, subject to limitations on enforceability imposed by bankruptcy, insolvency, reorganization, moratorium, or similar laws of general application affecting enforcement of creditor's rights, and affecting the availability of equitable remedies;
(ii) all corporate or other proceedings which were required to be taken by Smith and the Acquired Entity to enable Smith or such Acquired Entity to carry out this Agreement have been taken;
(iii) The Acquired Entity is duly incorporated and validly existing under the laws of its state of incorporation, with the corporate power to own or lease and operate its properties and assets and to carry on its business in the manner in which such business is now being conducted, and is duly qualified to do business and in good standing as a foreign corporation in every jurisdiction wherein the character of the real properties owned or leased by it makes such qualification necessary; (iv) all of the issued and outstanding shares of the Acquired Entity have been duly authorized and validly issued, and are fully paid and non-assessable and none of such shares were issued in violation of any preemptive rights of stockholders and when transferred to Wanderlust in accordance with this Agreement shall be owned by Wanderlust free and clear of any liens and encumbrances and Wanderlust shall own 100% of the Acquired Entity; (v) all of the warrants or options to acquire any such shares have been cancelled or exercised; (vi) neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated herein will result in a violation of any judicial or governmental decree, order or judgment or constitute a default or result in a termination under any material agreement or other instrument to which Smith or the Acquired Entity is a party or by which any of them is bound and which is known to such counsel, and no consent of any party to any such agreement or instrument is required for the execution, delivery or performance of this Agreement; (vii) all of the patents and licenses of Smith (including Smith d/b/a Smith Engineering) have been fully, legally assigned in all respects to Western; (viii) there are no actions, suits or proceedings pending or threatened against Smith or the Acquired Entity in any court, or by or before any arbitrator or governmental agency or authority; (ix) the offer, sale and issuance of the Acquired Stock will not violate the Securities Act of 1933 or the securities laws of any State or jurisdiction; and (x) such other opinions that counsel for Wanderlust may reasonably require from Smith. Counsel for Smith may rely on such other counsel, including patent counsel, in rendering its opinion.

               9.2 Legal Action. There shall not have been instituted or threatened any legal proceeding seeking to prohibit the consummation of the transactions contemplated by this Agreement.

               9.3 Representations Remain Accurate. Smith shall deliver a certificate at the Closing setting forth that the representations and warranties of the Acquired Entity and Smith contained in this Agreement shall be true and correct in all material respects at and as of the Closing as if made at and as of such time, except as affected by transactions contemplated hereby and except to the extent that any such representation or warranty is made as of a specified date in which case such representation or warranty shall have been true and correct as of such date.

               9.4 Options Exercised or Cancelled. All options and all warrants shall have been exercised or cancelled at or prior to the Closing.

               9.5 Employment Agreements Executed. Smith shall, and certain employees of the Acquired Entity (including Mike Cartabinao, Mark Miller and Chris Longpre) shall, have entered into employment agreements in the form attached hereto as Exhibit
9.5 or in a manner satisfactory to Wanderlust.

               9.6 License Agreement. Western and Smith shall have entered into a License Agreement in the form attached hereto as Exhibit 1.5(f) (the "License Agreement"). The License Agreement shall provide for Smith to exclusively license all of its intellectual property for which Smith is receiving royalties, to Western, and for Smith to assign 75% of the proceeds from royalties from such property to Western. Upon Smith receiving $2,000,000 from the 25% of royalties retained by Smith from such properties, Smith shall transfer to Western or its assignee all of his right, title and interest in and to such property and Smith shall have no direct interest in such property thereafter. However, in the event Wanderlust must pay any losses, claims, demands, liabilities and expenses pursuant to Section 5.1, Smith shall reimburse Wanderlust for such amount from any sources including his 25% share of royalty payments from properties licensed pursuant to the License Ageement.

               9.7 Consents. (i) Smith shall obtain any and all consents which may be required pursuant to the terms of each of the license, development and royalty agreements which are licensed by Smith to Western pursuant to Exhibit 1.5(f); and (ii) Smith shall obtain the consent of Western Bank to extend the revolving bank loan in the amount of $250,000, which currently matures on January 15, 1997 until not earlier than January 15, 1998.

               9.8  Payment to Smith at Closing.  At the Closing,
Wanderlust shall cause Western to repay Smith $40,000 in respect of his loans to Western.

               9.9 Refinance Bank Debt. In the event Wanderlust obtains new financing in the amount of $5,000,000 or more, Wanderlust agrees to refinance 50% of the remaining third party debt of Western guaranteed by Smith. In the event Wanderlust obtains new financing in the amount of $10,000,000 or more, Wanderlust agrees to refinance 100% of the remaining third party debt of Western guaranteed by Smith.

          10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, or twenty-four hours after being sent by standard form of telecommunications, or five days after being mailed (by registered or certified mail, return receipt requested, postage prepaid), in each case addressed as follows (or at such other address for a party as shall be specified by like notice):

               (a)  if to Wanderlust:
               Wanderlust Interactive, Inc.
               462 Broadway
               New York, New York  10007
               Attention:  Ms. Catherine Winchester, CEO

               with a copy sent to

               Richard S. Kalin, Esq.
               Kalin & Banner
               757 Third Avenue-7th Floor
               New York, NY  10017

               If to Smith or the Acquired Entities:

               Mr. Jay Smith III
               5301 Beethoven Street
               Los Angeles, CA  90066

               with a copy sent to:

               Clark & Trevithick
               800 Wilshire Boulevard
               Los Angeles, CA  90017

          11. Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto.

         12. Miscellaneous. This Agreement may not be amended except by a writing signed by the parties hereto and shall be binding upon and incur to the benefit of the parties, their permitted successors and assigns. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provision hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The captions in this Agreement are for convenience only and shall not define or limit any of the terms hereof. This Agreement (including the schedules hereto and instruments referred to herein) constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York without reference to the conflicts of law rules thereof. The parties consent to the jurisdiction of any state or federal court sitting in the Borough of Manhattan in the State of New York and agree that any action arising out of this Agreement or its subject matter may be heard and determined in any such court.
The parties waive any right to trial by jury in any such action. This Agreement may be executed in one or more counterparts which together shall constitute a single agreement.

          13. Access to Properties and Records; Due Diligence. The Acquired Entities and Smith shall afford to Wanderlust and its accountants, counsel and representatives full access during normal business hours throughout the period prior to the Closing of all its properties, books, contracts, commitments and records (including but not limited to tax returns) and, during such period, shall furnish promptly to Wanderlust (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (ii) all other information concerning its business, properties and personnel as Wanderlust may reasonably request.
At any time until 45 days from the date the final schedules pursuant to this Agreement have been delivered to Wanderlust, but in no event after February 5, 1996, Wanderlust shall have the right to terminate this Agreement for any reason, and this Agreement shall be null and void and of no further force and effect. In the event of the termination of this Agreement, Wanderlust will not use or disclose any information obtained from Smith or the Acquired Entities and, upon the Acquired Entities and Smith's request, will cause its representatives to deliver to the Acquired Entities and Smith all documents, work papers and other material and all copies thereof, obtained by Wanderlust or on its behalf from the Acquired Entities and Smith as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof, and except to the extent otherwise agreed to in writing by the Acquired Entities and Smith, Wanderlust will use its best efforts to hold such information in confidence until such time as such information is otherwise publicly available.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused this Agreement to be duly executed by an officer duly authorized, all as of the date first written above.

                         WANDERLUST INTERACTIVE, INC.

                         By:
                              Catherine Winchester, President




                         Jay Smith III


                         WESTERN TECHNOLOGIES, INC.


                         By:
                              Jay Smith III, President


                         JAY SMITH D/B/A SMITH ENGINEERING



                         By:
                              Jay Smith III, President

                              EXHIBIT 1.2(b)

     (i) In the event Wanderlust obtains new equity capital of at least $5,000,000, but less than $7,500,000 by July 31, 1997, then Wanderlust shall issue Seller or his designee(s) an aggregate of 200,000 shares of Common Stock of Wanderlust;

     (ii) In the event Wanderlust obtains new equity capital of at least $5,000,000, but less than $7,500,000 by December 31, 1997, then Wanderlust shall issue Seller or his designee(s) an aggregate of 100,000 shares of Common Stock of Wanderlust; or

     (iii) In the event Wanderlust obtains new equity capital of $7,500,000 but less than $10,000,000 by July 31, 1997, then
Wanderlust shall issue Seller or his designee(s) an aggregate of 300,000 shares of Common Stock of Wanderlust;

     (iv) In the event Wanderlust obtains new equity capital of at least $7,500,000, but less than $10,000,000 by December 31, 1997, then Wanderlust shall issue Seller or his designee(s) an aggregate of 150,000 shares of Common Stock of Wanderlust;

     (v) In the event Wanderlust obtains new equity capital of at least $10,000,000, but less than $12,500,000 by July 31, 1997, then Wanderlust shall issue Seller or his designee(s) an aggregate of 400,000 shares of Common Stock of Wanderlust;

     (vi) In the event Wanderlust obtains new equity capital of $10,000,000 but less than $12,500,000 by December 31, 1997, then
Wanderlust shall issue Seller or his designee(s) an aggregate of 200,000 shares of Common Stock of Wanderlust;

     (vii) In the event Wanderlust obtains new equity capital of at least $12,500,000, but less than $15,000,000 by July 31, 1997, then Wanderlust shall issue Seller or his designee(s) an aggregate of 500,000 shares of Common Stock of Wanderlust;

     (viii) In the event Wanderlust obtains new equity capital of $12,500,000 but less than $15,000,000 by December 31, 1997, then
Wanderlust shall issue Seller or his designee(s) an aggregate of 250,000 shares of Common Stock of Wanderlust;

     (ix) In the event Wanderlust obtains new equity capital of $15,000,000 or more by July 31, 1997, then Wanderlust shall issue
Seller or his designee(s) an aggregate of 600,000 shares of Common Stock of Wanderlust; or

     (x) In the event Wanderlust obtains new equity capital of $15,000,000 or more by December 31, 1997, then Wanderlust shall issue Seller or his designee(s) an aggregate of 300,000 shares of Common Stock of Wanderlust.

Exhibit 2

                        LICENSE AGREEMENT


     THIS LICENSE AGREEMENT ("Agreement") is made and entered into on and as of January _____, 1997, by and between JAY SMITH, an individual d/b/a Smith Engineering ("Licensor") and WESTERN TECHNOLOGIES, INC., a California corporation ("Licensee").

                          RECITALS

     A. Licensor has developed and owns certain right, title and interest in and to the patents described in Exhibit "A" attached hereto and incorporated herein by this reference
("Patents").

     B. Licensor and Licensee have certain projects, which may or may not be patentable, which are currently under development as more particularly set forth on Exhibit "B" attached hereto and incorporated herein by this reference ("Projects").

     C. The Patents and Projects are subject to certain license, software development and/or royalty agreements ("License
Agreements") including certain royalty sharing agreements
("Royalty Sharing Agreements") as more particularly set forth on Exhibit "C" attached hereto and incorporated herein by this reference.

     D. The Patents, Projects and License Agreements are referred to herein collectively as the Intellectual Property.

     E. Licensor owns 100% of the issued and outstanding capital stock of Licensee and Licensee utilizes the Intellectual
Property in connection with its business.

     F. Licensee has necessary and superior resources to perform the obligations related to the Intellectual Property in connection with its business.

     G. Licensor, Licensee and Wanderlust Interactive, Inc., a Delaware corporation ("Wanderlust") are parties to that certain Acquisition Agreement dated December 30, 1996, ("Acquisition Agreement") whereby, among other things, Licensor has agreed to sell to Wanderlust and Wanderlust has agreed to purchase from Licensor, all of the issued and outstanding capital stock of Licensee.

     H. This Agreement is being entered into by Licensor and Licensee pursuant to paragraphs 1.5(f) and 9.6 of the Acquisition Agreement, and Licensor desires to grant to Licensee a license to the Intellectual Property upon the terms and subject to the conditions set forth herein.



                          TERMS AND CONDITIONS

     NOW, THEREFORE, in consideration of the recitals, the mutual covenants, terms and conditions set forth herein, the parties hereto agree as follows:

     1. Grant of License. Licensor hereby grants to Licensee, upon the terms and subject to the conditions hereinafter set forth in this Agreement, the exclusive right to use and market the Intellectual Property in connection with its business throughout the world, subject to the License Agreements and the Royalty Sharing Agreements.

     2. Assumption of Obligations. Licensee hereby assumes all of Licensor's duties and obligations arising under the License Agreements and the Royalty Sharing Agreements during the term of this Agreement and indefinitely concurrent with the transfer of ownership of the Intellectual Property to Licensee in accordance with Section 4 hereof.

     3.  Consideration.

     3.1 Allocation and Payment of Royalties. Licensor and Licensee agree that Licensor shall be entitled to twenty-five percent (25%) ("Licensor Royalty") and Licensee shall be entitled to seventy-five percent (75%) ("Licensee Royalty") of all "gross revenues" actually received by Licensor or Licensee attributable to the Intellectual Property during the term of this Agreement ("Intellectual Property Royalties"). For purposes of this Agreement "gross revenues" shall mean the totals of all revenues received by Licensor (to the extent Licensor is a payee under any existing License Agreement) and by Licensee attributable to the Intellectual Property less any charges, discounts, credits, returns or the Royalty Sharing Agreements. Licensor and Licensee agree to pay the Licensor Royalty or Licensee Royalty as applicable concurrent with the receipt of Intellectual Property Royalties without set off except as provided herein. The parties agree that each of them shall establish accounting procedures to show receipt of Intellectual Property Royalties and grant the other party the right to audit or review such records. Audits and reviews shall be performed upon reasonable notice and costs of the audits and reviews shall be borne by the party requesting the audit or review.

          3.2 Maximum Licensor Royalty. The parties hereby acknowledge and agree that the maximum Licensor Royalty that Licensor shall be entitled to pursuant to the terms of this Agreement shall be an aggregate of $2 million ("Maximum Licensor Royalty") and that no further royalties shall be owed to Licensor upon Licensor's receipt of such Maximum Licensor Royalty. the Maximum Licensor Royalty shall be subject to adjustment as provided in Section 3.3 hereof.

          3.3 Offset and Indemnification Rights. In the event Wanderlust must pay any losses, claims, demands, liabilities and expenses pursuant to Section 5.1 of the Acquisition Agreement, such payments (i) shall be deducted from the Licensor Royalty and paid to Licensee and (ii) shall result in an equivalent reduction of the Maximum Licensor Royalty. In the event Licensor must pay any losses, claims, demands, liabilities and expenses pursuant to
Section 5.2 of the Acquisition Agreement or pursuant to Licensor's or his spouse's personal guaranties of any of Licensee's obligations including, but not limited to, borrowings from institutional lenders or pursuant to any breach or failure of Licensee to pay, perform or discharge any of the duties and obligations assumed by Licensee pursuant to Section 2 hereof, such amount paid (i) shall be deducted from the Licensee Royalties and paid to Licensor and (ii) shall not affect the Maximum Licensor Royalty.

     4. Transfer of Ownership of Intellectual Property. Subject to Section 5 hereof and upon Licensor's receipt of the Maximum Licensor Royalty, Licensor shall transfer all of Licensor's right, title and interest in and to Intellectual Property to Licensee; provided, however, Licensor and his spouse shall have first been removed from (a) all personal guaranties of any of Licensee's obligations and (b) any obligations relating to the Intellectual Property.

     5.  Term and Termination

          5.1 Term. The term of this Agreement and the license granted hereunder shall commence as of the date hereof and shall be perpetual and irrevocable and shall continue in full force and effect until terminated pursuant to Section 5.2.

          5.2 Termination Upon Payment of Maximum Licensor
Royalty. Upon Licensor's receipt of the Maximum Licensor Royalty, this Agreement shall terminate concurrent with the transfer of ownership of the Intellectual Property to Licensee in accordance with Section 4 hereof.

     6. Representations and Warranties of Licensor. Licensor hereby represents and warrants to Licensee as follows:

          6.1 Authorization. This Agreement has been duly authorized by Licensor and is a valid and binding obligation of Licensor.

          6.2 Conflicts with Other Agreements. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereunder violates or constitutes a default under any law, rule, regulation, agreement or instrument to which Licensor is a party or by which his right, title and interest in and to the Intellectual Property may be affected. No consent of any third party is necessary for the consummation of this Agreement.

          6.3 Ownership. Licensor is the sole owner of all right, title and interest in and to the Intellectual Property subject to the Royalty Sharing Agreements.

          6.4 Patent Infringement. To the best knowledge of Licensor, the Intellectual Property does not infringe on any Patents heretofore issued in the United States or upon any other patent applications or applications of which Licensor has knowledge.

          6.5 Maintenance Fees. Licensor has duly paid all maintenance fees required to be paid on each material Patent and no material Patent has lapsed as a result of nonpayment of maintenance fees.

          6.6 Security Interests. Except as disclosed on the Exhibits attached hereto, there are no liens, claims or encumbrances against any of the Intellectual Property; nor have any Patents been assigned.

          6.7 No Other Licenses. Except as set forth in the Exhibits attached hereto and incorporated herein by this reference, there are no outstanding options, licenses or agreements of any kind whatsoever relating to Intellectual Property other than this Agreement.

     7. Representations and Warranties of Licensee. Licensee hereby represents and warrants to Licensor as follows:

          7.1 Organization. Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Licensee has corporate power to enter into and carry out its obligations under this Agreement. This Agreement has been duly authorized by Licensee and is a valid and binding obligation of Licensee.

          7.2 Conflict with Other Agreements. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated herein violates or constitutes a default under any agreement or instrument to which Licensee is a party.

     8. Licensee's Best Efforts. Licensee agrees to use its best efforts to maximize the generation and collection of Intellectual Property Royalties during the term of this Agreement.

     9. Patents, Copyrights, Trademarks and Other Proprietary Protections. Licensor hereby grants Licensee an exclusive license, except to the extent previously licensed, to use any and all of Licensor's trademarks and trade names in connection with the marketing, sale and use of the Intellectual Property for no additional consideration. Licensor and Licensee agree in their reasonable judgment (a) to assist patent counsel in preparing and prosecuting the United States and all foreign countries applications for patents or copyrights covering the Intellectual Property which appear to be patentable or copyrightable and (b) to execute, acknowledge and deliver any and all instruments and documents determined by such patent counsel to be necessary to make, file or prosecute all such applications or in connection with continuation, renewals or reissuances thereof or in the conduct of all proceedings or litigation in regard thereto. All expenses of retaining patent counsel and applying for patents or copyrights shall be borne by Licensee. Licensor and Licensee shall keep complete, accurate and authentic accounts, notes, data and records relating to the Intellectual Property. Such accounts, notes, data and records shall be available for inspection and copying by each party or their authorized representatives during regular business hours.

     10. Patent Infringement. In the event any of the products licensed pursuant to this Agreement is the subject of an infringement or any other type of claim, loss or suit, Licensee shall have the right to defend such suit or proceeding. Expenses for such defense shall be paid by Licensee with 25% of such expenses to be borne by Licensor either through a set-off to the Licensor Royalty or cash payment at Licensor's option. In the event any product is infringed, Licensee shall have the sole discretion whether to bring any action for such infringement.
All expenses of any such action shall be borne by Licensee. If such action is successful Licensee shall be entitled to reimbursement of its expenses from the proceeds of the action before the excess of such proceeds are subject to the allocation set forth in Section 3.1.

     11. General Provisions.

          11.1 Construction and Venue. This Agreement shall be construed and enforced in accordance with the laws of the State of California. If any action on this Agreement is brought by Licensor the parties agree that venue shall be New York, New York and if any such action is brought by Licensee venue shall be Los Angeles, California.

          11.2 Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with or arising out of any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover such party's reasonable attorneys' fees and other costs incurred by such party in that action or proceeding, in addition to any other relief to which such party may be entitled.

          11.3 Entire Agreement. This Agreement and the Acquisition Agreement represent the entire agreement of the parties hereto with respect to the subject matter hereof, superseding all prior agreements, understandings, discussions, negotiations and commitments of any kind. This Agreement may not be amended or supplemented, nor may any rights hereunder be waived, except in a writing signed by the party or parties affected.

          11.4 Section Headings. The section headings in this Agreement are included for convenience only, are not a part of this Agreement and shall not be used in construing it.

          11.5 Severability. In the event that any provision or any part of any provision of this Agreement is held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the validity, legality or enforceability of any other provision or part thereof.

          11.6 Notices. All notices hereunder shall be deemed given when personally delivered or when sent by United States certified mail, postage prepaid, to the parties hereto at their respective addresses set forth below, or at such other addresses as the parties shall from time to time designate in like manner to the other party:

If to Licensor:        Jay Smith, III
               348 Bentel Avenue
               Los Angeles, CA  90049

If to the Licensee:    Western Technologies, Inc.
                       5301 Beethoven Street
                       Los Angeles, CA  90066

with a copy to:        Wanderlust Interactive, Inc.
                       462 Broadway
                       New York, NY  10013
                       Attn:  Catherine Winchester

          11.7 Successors and Assigns. Licensee is expressly prohibited from assigning this Agreement or its interest therein to any party without the prior consent of Licensor. Notwithstanding the foregoing, Licensee may assign this Agreement or its interest herein (a) to any person, firm or corporation which is a member or a subsidiary of a group controlled by Licensee, or (b) by the sale of all or substantially all of its assets or stock of Licensee, or (c) the transfer of control in connection with a merger, combination, reorganization or similar corporate arrangement of or with respect to Licensee; provided, in any and all such cases, and as a condition thereto, the assignee becomes a signatory to this Agreement and thereby agrees to be bound by the terms, conditions and obligations set forth herein as if it were the Licensee. Subject to the prohibition against Licensee's assignment of this Agreement and its rights and interest therein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          11.8 Further Assurances. Each party to this Agreement agrees to perform any further acts and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

     "Licensor"                    "Licensee"

                                   WESTERN TECHNOLOGIES, INC.



     s/ JaySmith III               s/ Catherine Winchester
     Jay Smith, III                Its: Vice President
     dba Smith Engineering

Exhibit 3


                          EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT made as of February     , 1997 by and
between Western Technologies, Inc., a California corporation with offices located at 5301 Beethoven Street, Los Angeles, CA 90066 (hereinafter referred to as the "Company") and Jay Smith III, residing at 348 Bentel Avenue, Los Angeles, CA 90049 (hereinafter referred to as the "Executive").

                        WITNESSETH:

     WHEREAS, the Company creates, publishes, manufactures and markets educational, high quality, interactive multimedia titles for consumers (the "Products");

     WHEREAS, the Executive is experienced in creating and marketing interactive multimedia titles, and developing software and hardware for personal computer systems and other systems;

     WHEREAS, Wanderlust Interactive, Inc. is purchasing all of the outstanding shares of Common Stock of the Company from the Executive pursuant to an Acquisition Agreement dated as of December 30, 1996 (the "Acquisition Agreement");

     WHEREAS, in connection therewith, the Company wishes to continue the employment of the Executive to manage the Company and such other duties as the Company may assign to the Executive;
and

     WHEREAS, the Company and the Executive desire to enter into an employment relationship in accordance with the terms hereof;

     NOW THEREFORE, the Company and the Executive intending to be legally bound, agree as follows:

     1. Employment. The Company, pursuant to the terms and conditions set forth in this Agreement, hereby agrees to employ the Executive as President of the Company, who agrees to accept such employment with the Company or in such other positions and duties of a responsible nature as the Company's Board of Directors may from time to time determine. The Executive shall devote substantially all of his business time, attention and energy to his duties and to the business and affairs of the Company and shall not engage, directly or indirectly, in any other business, employment or occupation which is competitive with the business of the Company. The Company will not require the Executive to relocate to New York in order for the Executive to carry out his duties pursuant to this Agreement.

     2. Term. The term of this Agreement shall commence on the date hereof and shall terminate three years from such date.

     3.   Compensation.

          3.1  Compensation.

          (a) Base Compensation. As compensation for all services to be rendered by the Executive to the Company pursuant to the terms of Section 1 of this Agreement, the Executive shall receive a base salary at the rate of $150,000 per year (the "Base Compensation"), payable at such regular times and intervals as the Company customarily pays its employees from time to time. Effective on each anniversary date of this Agreement, the Base Compensation shall be increased by the increase in the Consumer Price Index for New York City.

          (b) Additional Compensation. The Executive shall be entitled to such bonuses as the Company's Board of Directors may from time to time determine, but in no event shall any such bonus be less than 75% of the bonus paid to Catherine Winchester, President of the Company's parent company.

          3.2 Employee Benefits Programs. The Executive shall participate, on the same basis as other executive employees of the Company, in the Company's employee benefits programs, if any, including, without limitation, group life, health, accident and hospitalization insurance programs covering the Executive and his dependents.

          3.3 Key Employee Benefits Programs. The Executive shall participate with other key employees of the Company in such bonus plans or arrangements as may be formulated and implemented from time to time by the Board of Directors.

          3.4 Vacation. The Executive shall be entitled to four weeks vacation per year, but shall not be entitled to carryover or obtain any payment for unused vacation time.

     4.  Termination.

          4.1  Termination Upon Death or Disability.  This
Agreement shall automatically be terminated without notice in the event of the death or disability of the Executive.

          4.2 Termination For Cause. The Company may terminate this Agreement without liability if such employment is terminated "for cause". The term "for cause" shall, for the purposes of this Agreement, mean (i) a material breach by the Executive of the provisions of this Agreement, (ii) the commission by the Executive of a fraud against the Company or the conviction of the Executive for aiding or abetting, or the commission of, a felony or of a fraud or a crime involving moral turpitude or a business crime, (iii) the knowing possession or use of illegal drugs or prohibited substances or the excessive drinking of alcoholic beverages, which impairs the Executive's ability to perform his duties hereunder, or (iv) being under the influence of such drugs, substances or alcohol during the Executive's hours of employment. In the event of such termination for cause, the Executive shall be entitled to receive his Compensation up to the date of such termination.

     5. Administration; Expenses. The Executive shall report to the Board of Directors of the Company, at such intervals as may be determined from time to time. The Executive shall be reimbursed by the Company for all expenses reasonably incurred by him in accordance with policies of the Company, including reimbursement of automobile expenses incurred in connection with the Executive's business activities.

     6.   Restrictive Covenants.

          6.1 Inventions. Any program, discovery, process, design, invention or improvement which the Executive makes or develops during his employment by the Company, whether or not during regular working hours or in connection with the Company's business or research activities as then conducted or contemplated, shall belong to the Company and shall be promptly disclosed to the Company. During the Executive's employment and for a period of one year thereafter, the Executive shall, without additional compensation, execute and deliver to the Company any instruments of transfer and take such other action as the Company may request to carry out the provisions of this Article 6, including without limitation, filing, at the Company's expense, patent, copyright or trademark applications for anything covered by this Article 6 and the prompt assignment of the same to the Company.

          6.2 Confidential Information. The Executive agrees that he shall not, without the written consent of the Company or in the regular course of the Company's business, either during the term of his employment with the Company or for a period of one year thereafter, disclose to any person, firm, corporation, association, or entity whatsoever, any information relevant to the operation of the Company's business including, but not limited to, any confidential, proprietary or secret aspect of the affairs of the Company or any affiliate of the Company or in any manner or way use such information in competition with the Company.

          6.3 Competition. The Executive, at any time during or within one year after termination of his employment shall not in any manner, engage or become interested in as owner, stockholder, partner, director, officer, employee, consultant or otherwise, any business which directly competes with any of the Company's products which are either published or under development at the time of the termination of his employment. The Executive acknowledges that these provisions are necessary for the Company's protection and are not unreasonable, since he is also able to obtain employment or consulting assignments with companies whose businesses are not directly competitive with those of the Company and its affiliates. The period, the geographical area and the scope of these restrictions on the Executive's activities are divisible, so that if any provision of this Article 6.3 is invalid, that provision shall be automatically modified to the extent necessary to make it valid. The foregoing to the contrary notwithstanding, the Executive's ownership of less than three percent of the stock of a publicly-owned company which competes with the Company shall not be considered a violation of the provisions of this Article 6.3.

     7. Injunction. It is recognized and hereby acknowledged by the Executive that a breach or violation by the Executive of any of the covenants or agreements contained in this Agreement may cause irreparable harm and damage to the Company hereto, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and acknowledges that the Company shall be entitled to an injunction, without posting any bond or security in connection therewith, from any court of competent jurisdiction enjoining and restraining any breach or violation of any of the restrictive covenants contained in Article 6 of this Agreement by the Executive or his associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other rights or remedies the Company may possess. Nothing contained in this Article 7 shall be construed to prevent the Company from seeking and recovering from the Executive damages sustained as a result of any breach or violation by the Executive of any of the covenants or agreements contained in this Agreement, and that in the event of any such breach, the Company shall avail itself of all remedies available both at law and at equity.

      8.  Miscellaneous.

          8.1 Notices. Any notice or other communication to a party under this Agreement shall be in writing, and if by use of the mail shall be considered given when mailed by certified mail, return receipt requested, to the party at the following address or at such other address as the party may specify by notice to the other:

          (a) If to the Company, to it at its address set forth above, with a copy to Richard S. Kalin, Esq., Kalin & Banner, 757
Third Avenue - 7th Floor, New York, NY  10017, and

          (b) If to the Executive, to him at his address set forth above.

          8.2 Benefit. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

          8.3 Validity. The invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provision.

          8.4 Entire Agreement. This Agreement constitutes the entire Agreement between the parties, and supersedes all existing agreements between them. It may only be changed or terminated by an instrument in writing signed by both parties.

          8.5 New York Law to Govern. This Agreement shall be governed by, construed and interpreted in accordance with, the laws of the State of New York.

          8.6 Corporate Action. The execution and delivery of this Agreement by the Company has been authorized and approved by all requisite corporate action.

          8.7 Waiver of Breach. The failure of a party to insist on strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver hereto must be in writing.

          8.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8.9 Paragraph Headings. Paragraph headings are inserted herein for convenience only and are not intended to modify, limit or alter the meaning of any provision of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have set their hands and executed this Agreement as of the day and year first above written.

                         WESTERN TECHNOLOGIES, INC.


                         By:
                            Catherine Winchester,
                              Vice President





                              Jay Smith III